UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2024 (March 19, 2024)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell,	Massachusetts	01852
(Address of principal executive offices)		(Zip Code)

(978)459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 19, 2024, Shelagh E. Mahoney (age 58), a director of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank & Trust Company (the “Bank”), notified the Boards of Directors of the Company and the Bank that due to competing business, personal and director time demands she has decided not to stand for re-election at the Company's 2024 annual meeting of shareholders. Ms. Mahoney has been a director of the Company since 2017. Her decision not to stand for re-election was not related to any material dispute or disagreement with management, or on any matter relating to the operations, policies, or practices of the Company.
The Company appreciates Ms. Mahoney's service and many contributions during her tenure as a director. In accordance with the Company’s Second Amended and Restated By-Laws, the Board has passed a resolution reducing the size of the Board by one (1) individual and has fixed the number of directors of the Company at seventeen (17) individuals effective immediately following the completion of the Company's 2024 annual meeting of shareholders. The Board may, in its discretion, decide to increase the size of the Board and appoint a new director to the Board in the future; however, there are no plans to do so at this time.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 25, 2024	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer